UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip code)

Post Office Box 27626, Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On July 22, 2024, Owens & Minor, Inc., a Virginia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Rotech Healthcare Holdings Inc., a Delaware corporation (“Rotech”), Hitchcock Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the equity holders of Rotech (“Representative”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Rotech (the “Merger”) with Rotech surviving the Merger as an indirect, wholly owned subsidiary of the Company, in exchange for an aggregate purchase price of $1.36 billion in cash, subject to customary adjustments for cash, debt, net working capital and transaction expenses, as set forth in the Merger Agreement. The cash consideration is expected to be funded through debt financing commitments.

The closing of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the absence of any order, judgment or injunction that enjoins, makes illegal or otherwise prohibits the consummation of the Merger, (iii) completion of all filings and notices and the expiration or termination of all applicable notice or waiting periods under applicable healthcare regulatory notification laws, (iv) the accuracy of representations and warranties made by the Company, Merger Sub and Rotech, subject to certain specified materiality standards and certain exceptions, (v) performance and compliance by the parties of their respective covenants and obligations under the Merger Agreement in all material respects, and (vi) the absence of any Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. Following the execution of the Merger Agreement, Rotech delivered to the Company an executed irrevocable written consent of stockholders of Rotech who collectively own a majority of the outstanding shares of common stock of Rotech (the “Rotech Majority Stockholders”), pursuant to which the Rotech Majority Stockholders adopted the Merger Agreement and approved and consented to the Merger and the consummation of the transactions contemplated thereby. No further approval by holders of shares of Rotech’s common stock is required to adopt the Merger Agreement or approve the Merger, or the other transactions contemplated by the Merger Agreement.

Rotech made customary representations, warranties and covenants in the Merger Agreement, including, among others, and subject to certain exceptions, covenants to conduct its and its’ subsidiaries businesses and operations in the ordinary course of business during the period between the date of the Merger Agreement to the earlier of the closing date of the Merger and the termination of the Merger Agreement, not to engage in specified types of actions during this period.

The Merger Agreement contains certain termination rights, including that either the Company or Rotech may terminate the Merger Agreement if, subject to certain limitations, the Merger has not closed by July 22, 2025 (the “Termination Date”).

The Merger Agreement provides that the Company will be required to pay Rotech a termination fee of $70 million under certain specified circumstances if the expiration or termination of the applicable period under the HSR Act has not occurred or if any governmental authority issues a final and nonappealable injunction or order permanently enjoining or otherwise permanently preventing the consummation of the Merger and relating to an antitrust law, subject to the additional terms and conditions set forth in the Merger Agreement.

The Company has obtained debt financing commitments to finance the transactions contemplated by the Merger Agreement and pay related fees and expenses pursuant to that certain commitment letter, dated as of July 22, 2024 (the “Commitment Letter”), between Citigroup Global Markets Inc. and the Company. Pursuant to the Commitment Letter, Citigroup Global Markets Inc., Citibank, N.A., Citicorp North America, Inc. and/or any of their affiliates (“Citi”) have agreed to provide committed acquisition debt financing in the form of (i) a term loan B facility under the Company’s existing Credit Agreement, dated as of March 29, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof) among the Company, the other borrowers party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (“JPM”), as collateral agent and administrative agent in an aggregate principal amount of $775 million and (ii) a senior unsecured bridge loan in an aggregate principal amount of $625 million (the “Bridge Facility”). The Bridge Facility availability is subject to reduction in equivalent amounts upon any incurrence by the Company of loans or notes prior to the consummation of the Merger and upon other specified events, subject to certain exceptions set forth in the Commitment Letter. The obligations of Citi to provide debt financing under the Commitment Letter are subject to a number of customary conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.01 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Rotech or any of their respective affiliates. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Rotech or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Company’s Annual Report on Form 10-K for the period ended December 31, 2023, Quarterly Report on Form 10-Q for the period ended March 31, 2024 and other documents that the Company has filed or will file with the Securities and Exchange Commission (the “SEC”).

Item 7.01.	Regulation FD Disclosure.

On July 23, 2024, the Company and Rotech issued a joint press release announcing the transactions contemplated by the Merger Agreement. The Company has prepared an investor presentation, dated July 23, 2024, in connection with the announcement of the transactions contemplated by the Merger Agreement. On July 23, 2024 at 8:30 am Eastern time, the Company will hold a conference call to discuss the transactions contemplated by the Merger Agreement. The Company is furnishing the press release attached hereto as Exhibit 99.1 and the investor presentation attached hereto as Exhibit 99.2 pursuant to Item 7.01 of Form 8-K and each is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding our expectations regarding the proposed Merger and the future performance and financial results of the Company’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The Company cautions readers of this communication that such “forward looking statements,” wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed Merger due to the failure to obtain approval of Rotech’s stockholders for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed Merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger; the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, suppliers and other third parties, as well as it operating results and business generally; the risk that the proposed Merger will not be consummated in a timely manner; exceeding the expected costs of the Merger; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies.

Additional factors that could cause the Company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of our most recent Annual Report on Form 10-K for the period ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended March 31, 2024, as such factors may be further updated from time to time in the Company’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of July 22, 2024, by and among the Company, Rotech, Merger Sub and Representative.

99.1	Joint Press Release of the Company and Rotech, dated as of July 23, 2024 (furnished pursuant to Item 7.01).

99.2	Investor Presentation, dated as of July 23, 2024 (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: July 23, 2024	By:	/s/ Heath H. Galloway
	Name:	Heath H. Galloway
	Title:	Executive Vice President, General Counsel & Corporate Secretary